SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report December 19, 2008

ANNAPOLIS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-22961	52-1595772

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1000 Bestgate Road, Annapolis, Maryland 21401
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (410) 224-4455

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other events.

On December 19, 2008, Annapolis Bancorp, Inc. (the “Company”) announced that it had received preliminary approval to receive up to $8.152 million from the U.S. Department of the Treasury under the Treasury’s Capital Purchase Program. The Treasury would purchase up to $8.152 million in preferred stock from the Company and receive a warrant to purchase up to approximately $1.223 million of the Company’s common stock. The anticipated sale of the preferred stock and warrant is expected to close within 30 days and is subject to the execution of definitive agreements and standard closing conditions.  The press release announcing the receipt of preliminary approval for participation in the Capital Purchase Program is included as Exhibit 99.1 to this report.

Item 9.01     Financial Statements and Exhibits.

(a)  Not applicable

(b)  Not applicable

(c)  Exhibits

Exhibit	Description

99.1	Press Release issued December 19, 2008 filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANNAPOLIS BANCORP, INC.

Dated:	December 19, 2008
/s/ Richard M. Lerner
Richard M. Lerner,
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued December 19, 2008